BYLAWS

OF

PRO-DEX, INC.

ARTICLE I

Offices

1.1              Principal Office: The principal office of the Corporation shall initially be in Boulder, Colorado, but the Board of Directors, in its discretion, may keep and maintain offices wherever the business of the Corporation may require.

1.2              Registered Office and Agent: The Corporation shall have and continuously maintain in the State of Colorado a registered office, which may be the same as its principal office, and a registered agent whose business office is identical with such registered office. The Corporation may change its registered office or change its registered agent, or both, upon filing a statement as specified by law in the office of the Secretary of State of Colorado.

ARTICLE II

Meetings of Shareholders

2.1              Time and Place: Any meeting of the shareholders may be held at such time and place, within or outside the State of Colorado, as may be fixed by the Board of Directors or as shall be specified in the notice of the meeting or waiver of notice of the meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

2.2              Annual and Specific Meetings: Annual meetings of the shareholders for the election of directors and for the transaction of such other business as properly may come before the meeting shall be held at such place, within or without the State of Colorado, and time as shall be determined by the Board. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation, may be called by the President, the Secretary at the request in writing of, or resolution adopted by, a majority of members of the entire Board, or by the holders of not less than 10% of all shares entitled to vote at the meeting.

At any meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.2. To be timely, a shareholder's notice must be received at the principal executive offices of the Corporation in accordance with the time period or periods set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor thereto.

Subject to the rights of the holders of any class or series of stock having the right to elect a director or directors, nominations for the election of directors may be made by the Board of Directors or by any shareholders entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors may nominate at the meeting persons for election as directors only if written notice of such shareholder's intent to make such nomination is given. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of each person to be nominated, (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice of directors, (c) a description of all arrangements or understandings between the shareholder and each proposed nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission for such nominee to be nominated by the Board, and (e) the consent of each proposed nominee to serve as a director of the Corporation if so elected. For a director nomination to be timely, a shareholder's notice concerning such nomination and containing the information set forth above, must be received at the principal executive offices of the Corporation in accordance with the time period or periods set forth in rule 14a-8 under the Securities and Exchange Act of 1934, as amended, or any successor thereto.

The presiding officer at any meeting may refuse to permit any business to be brought before such meeting without compliance with the foregoing procedures and at any meeting of shareholders to elect directors may refuse to permit the nomination of any persons to be made without compliance with the foregoing procedures.

2.3              Closing of Transfer Books: Fixing of Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, of shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days (seventy days after July 1, 1994) and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is given for the determination of shareholders entitled to notice of or to vote at the meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

2.4              Voting List: At least ten days before each meeting of shareholders (or, after July 1, 1994, the earlier of ten days before the meeting or two business days after notice of the meeting is given), the officer or agent having charge of the stock transfer books for the Corporation's shares shall make, or cause to be made, a complete list by voting groups of the shareholders entitled to vote at such meeting, or any adjournment of such meeting, which list shall be arranged in alphabetical order and shall contain the address of and number of shares held by each shareholder. This list shall be kept on file at the principal office of the Corporation or as required by the Colorado Corporate Code and any successor thereto, shall be produced and kept open at the meeting, and shall be subject to inspection by any shareholder for any purpose germane to the meeting during the whole time of the meeting. The stock transfer books shall be made available to any eligible shareholder upon proof of compliance with the applicable provisions of the Colorado Corporation Code and any successor thereto, including the notice requirements. The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitled to examine the record of transfer books or to vote at any meeting of shareholders.

2.5              Notices: Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days (sixty days after July 1, 1994) before the date of the meeting, either personally or by mail, by or at the direction of the President, the Board of Directors of other person(s) calling the meeting, to each shareholder of record entitled to vote at such meeting; provide, however, that if the meeting is called by or at the request of any person(s) other than the President or the Board of Directors or if the authorized shares of the Corporation are to be increased, at least thirty days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation. If delivered personally, such notice shall be deemed to be delivered when handed to the shareholder or deposited at his address as it appears on the stock transfer books of the Corporation.

2.6              Meeting of All Shareholders: If all of the shareholders shall meet at any time and place, either within or outside the State of Colorado, and consent to the holding of the meeting at such time and place, such meeting shall be valid without call or notice; and at such meeting any corporate action may be taken.

2.7              Quorum: Except as otherwise provided in the Colorado Corporation Code or the Articles of Incorporation, majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders. If a quorum shall not be present or represented, a majority of the shares so represented may adjourn the meeting from time to time, for a period not to exceed sixty days (one hundred twenty days after July 1, 1994) at any one adjournment. At any such adjourned meeting at which a quorum is represented, any business may be transacted which might have been transacted at the meeting originally called. The shareholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Unless the adjournment is for more than thirty days (one hundred twenty days after July 1, 1994) or unless after the adjournment a new record date is fixed for the adjourned meeting, no notice of the adjourned meeting need be given other than announcement at the meeting at which adjournment is taken. Until July 1, 1994, if a quorum is present, then except as otherwise provided herein, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by law or by the Articles of Incorporation or these Bylaws. From and after July 1, 1994, if a quorum exists, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater number of voting by class is required by law or the Articles of Incorporation.

2.8              Proxies: At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by a duly authorized attorney-in-fact. Such proxy shall be filled with the officer or agent having charge of the stock transfer books for shares before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

2.9              Voting: Unless otherwise provided by the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote for each matter submitted to a vote at the meeting of shareholders. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder present in person or by proxy and entitled to vote shall demand that voting be by written ballot. Cumulative voting in the election of directors shall not be allowed. From and after July 1, 1994, at each election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, shall be elected to the Board of Directors.

2.10          Waiver: Whenever the law or these Bylaws require a notice of a meeting to be given, a written waiver of notice signed by a shareholder entitled to notice, whether before, at, or after the time stated in the notice, shall be equivalent to the giving of notice. By attending a meeting, a shareholder; (a) waives objection to lack of notice or defective notice of such meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business as the meeting; and (b) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

2.11          Action by Shareholders Without a Meeting: Any action required or permitted at be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to such action. Such consent may be executed in counterparts. Such action shall be effective when all shareholders entitled to vote have signed the consent, unless the consent specifies a different effective date. The record date for determining shareholders entitled to take action without a meeting shall be the date the Corporation first receives a writing upon which a consent is taken.

2.12          Voting of Shares by Certain Shareholders: Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine. Shares standing the name of a deceased person, a minor ward or an incompetent person may be voted by an administrator, executor, court-appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court-appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the trustee's name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the shares so transferred.

ARTICLE III

Directors

3.1              Authority of the Board of Directors: The business and affairs of the Corporation shall be managed by a Board of Directors which shall exercise all the powers of the Corporation, except as otherwise provided by Colorado law or the Articles of Incorporation of the Corporation.

3.2              Number: The number of directors of this Corporation shall, in no case, be less than three; except that there need be only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than three shareholders. Subject to such limitation, the number of directors shall be fixed by resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director. From and after July 1, 1994, the directors shall be divided into three classes as nearly equal as is possible, designated Class I, Class II, Class III.

3.3              Qualifications: Directors shall be natural persons of the age of eighteen years or older, but need not be residents of the state of Colorado or shareholders of the Corporation.

3.4              Chairman of the Board: There may be a Chairman of the Board, who has been elected from among the directors. He shall preside at all meetings of the shareholders and of the Board of Directors. He shall have such other powers and duties as may be prescribed by the Board of Directors.

3.5              Vacancies, Term, Removal: Any director may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time the notice is received by the Corporation unless the notice specifies a later effective date. Any vacancy occurring on the Board o f Directors and any directorship to be filled by reason of an increase in the number of directors may be filled by reason of an increase in the number of directors ay be filled by the affirmative vote of a majority, though less than a quorum, of the remaining directors. A director elected to fill a vacancy shall hold office during the unexpired term of his predecessor in office. Until July 1, 1994, each director shall hold office until the next annual meeting of shareholders and until his successor has been elected and qualified. From and after July 1, 1994, Class I directors shall hold office for one year or until the first annual meeting of shareholders following such date; Class II directors shall hold office for two years or until the second annual meeting of shareholders following such date; and Class III directors shall hold office for three years or until the third annual meeting of shareholders following such date; and in each case, until their successors shall be duly elected and shall qualify. At each future annual meeting of shareholders, successors to the class of directors whose terms expire at that annual meeting shall be elected for a three-year term. If the number of directors is changed as provided in the Articles of Incorporation and in these Bylaws, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term which shall coincide with the remaining term of that class. Until July 1, 1994, any director may be removed at a meeting expressly called for that purpose, with or without cause, in the manner prescribed in the Colorado Corporation code. From and after July 1, 1994, the shareholders shall not have the right to remove any one or all of the directors except for cause and in the manner prescribed in the Colorado Business Corporation Act, and any successor thereto.

3.6              Election By Shareholders of Preferred Stock: Notwithstanding the foregoing section, whenever the holders of any one or more classes or series of preferred stock shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation applicable thereto.

3.7              Meetings: A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. No notice of this meeting of the Board of Directors, other than this Bylaw, need be given. The Board of Directors, or any committee designated by the Board of Directors, may, by resolution, establish a time and place of additional regular meetings which may be held without further notice other than such resolution. Special meetings for the Board, or any committee designed by the Board, may be called by or at the direction of the Chairman of the Board of President, and shall be called by the Chairman of the Board or President or the Secretary upon the written request of a majority of the directors or of such committee. The request shall state the date, time, place and purpose or purposes of the proposed meeting. Members of the Board of Directors or any committee designed by the Board may participate in a Board or committee meeting by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

3.8              Quorum; Voting: Except as provided in these Bylaws, a majority of the number of directors fixed in accordance with these Bylaws or, if no number is fixed, a majority of the number then in office shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically required by law or by the Articles of Incorporation. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

3.9              Conduct of Meeting: At each meeting of the Board, the Chairman of the Board shall act as chairman of the meeting or, in the absence of the Chairman of the Board, the President shall act as Chairman of the meeting. The Secretary or, in is absence, any person appointed by the Chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the Chairman of the meeting.

3.10          Committees of the Board: The Board, by resolution adopted by a majority of the entire Board, may designate any committee, each consisting of one or more directors. Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board. The Board may designate one or more directors as alternate members of any committee. Except as limited by law, each committee, to the extent provided in the resolution establishing it, shall have and may exercise all the powers and authority of the Board with respect to all matters. A majority of all members of a committee shall constitute a quorum for the transaction of business and the vote of a majority of all members of a committee present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall adopt whatever other rules or procedure it determines for the conduct of its activities. The Board may provide by resolution such powers, limitations and additional procedures for such committees as the Board deems advisable. However, no such committee shall have the authority of the Board with reference to approving or recommending to shareholders any action prohibited by the Colorado Corporation Code and any successor thereto.

3.11          Presumption of Assent: A director of the Corporation who is present at a meeting of the Board of Directors or any committee thereof at which corporate action is taken shall be presumed to have assented to the action taken unless he objects at the beginning of such meeting to the holding of the meeting or the transacting of business thereat, or he shall contemporaneously request that his dissent from the action taken be entered in the minutes of the meeting, or he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.12          Action by Directors Without a Meeting: Any action required to or which may be taken at a meeting of the Board of Directors or any committee of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or committee members entitled to vote with respect to the proposed action, and shall be delivered to the Secretary for inclusion in the minutes or for filing with the corporate records. Such consent shall be effective when all directors or committee members have signed the consent, unless the consent specifies a different date.

3.13          Compensation: By resolution of the Board of Directors and irrespective of any personal interest of any of the members, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

3.14          Performance of Duties: A director of the Corporation shall perform his duties as a director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in this Bylaw; but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall not have any liability by reason of being or having been a director of the Corporation. Those persons and groups on whose information, opinions, reports and statements a director is entitled to rely are: one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; counsel, public accountants or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or , a committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or these Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

ARTICLE IV

Officers

4.1              Number, Election and Term: The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.

4.2              Duties:

(a)                The Chief Executive Officer shall have general active management of the business of the Corporation, and in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and the Board; and shall see that all orders and resolutions of the Board are carried into effect.

(b)               The President, in the absence of the Chairman of the Board and the Chief Executive Officer, shall preside at all meetings of the shareholders and the Board. The President shall have general supervision of the affairs of the Corporation, shall sign or countersign all certificates, contracts or other instruments of the Corporation as authorized by the Board, shall make reports to the Board and shareholders, and shall perform any and all of the duties as are incident to the office of the President or are properly required of him or assigned to him by the Board.

(c)                The Vice Presidents, in the order designated by the Board, shall exercise the functions of the President during the absence or disability of the President. Each Vice President shall have any other duties or powers as are assigned from time to time by the Board.

(d)               The Secretary and the Treasurer shall perform those duties as are incident to their offices, or are properly required of them by the Board, or assigned to them by the Certificate of Incorporation or these Bylaws. The Assistant Secretaries, in the order of their seniority, shall, in the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform any other duties as may be assigned by the Board.

(e)                Other subordinate officers appointed by the Board shall exercise any powers and perform any duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted from time to time.

(f)                 In the absence or disability of any officer or the Corporation and of any person authorized to act in his place during such period of absence or disability, the Board may from time to time delegate the powers and duties of that officer to any other office, or any directors, or any other person whom it may select.

4.3              Elections; Removal: Subject to his earlier death, resignation or removal as hereinafter provided, each officer shall hold office until his successor shall have been duly elected and shall have qualified. Any officer may be removed at any time, with or without cause, by the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board, and each officer so elected shall serve for the remainder of the predecessor's term.

4.4              Resignations: Any officer may resign at any time by giving written notice thereof to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

4.5              Compensation: Officers shall receive such compensation for their services as may be authorized or ratified by the Board. Election or appointment of an officer shall not of itself create a contract right to compensation for services performed as such officer, and no officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V

Shares

5.1              Certificates: Certificates representing shares of the capital stock of the Corporation may be impressed with the corporate seal or a facsimile thereof, and shall be signed by the President or any Vice President and by the Secretary or an Assistant Secretary. All certificates shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, and the names of the owners, the number of shares and the date of issue shall be entered on the books of the Corporation. Each certificate representing shares shall state upon its face (a) that the Corporation is organized under the laws of the State of Colorado, (b) the name of the person to whom issued, (c) the number of shares which the certificate represents, (d) the class (or series designation of any class), and (e) the par value of the shares represented thereby or a statement that the shares are without par value. If the Corporation is authorized to issue shares of more than one class, if so required by law, a statement of the designations, preferences qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and shall conform to the rules of any stock exchange on which the shares may be listed. The Corporation shall not issue certificates representing fractional shares and shall not be obliged to make any transfers creating a fractional interest in a share of stock. The Corporation may, but shall not be obligated to, issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board of Directors.

5.2              Facsimile Signatures: Where a certificate is countersigned by a transfer agent or registrar other than the Corporation or its employee, any signatures on the certificate may be facsimile. In case any office who has signed, or whose facsimile signature has been placed upon, any certificate, shall cease to be such officer, whether because of death, resignation or otherwise, before the certificate is issued by the Corporation, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.

5.3              Cancellation of Certificates: All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to loss, stolen or destroyed certificates.

5.4              Lost, Stolen or Destroyed Certificates: Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the Corporation or its duly authorized transfer agent or registrar, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of the satisfactory bond of indemnity to the Corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the Corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

5.5              Transfers of Shares: Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney, upon surrender and cancellation of the certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes thereof, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the Corporation, a transfer of shares can be made only on the books of the Corporation and the manner hereinabove provided, and the Corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall be express or other notice thereof, save as expressly provided by the statues of the State of Colorado.

ARTICLE VI

Miscellaneous

6.1              Dividends: To the extent permitted by law, the Board shall have full power and discretion, subject to the provisions of the Articles of Incorporation of the Corporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distribution shall be declared and paid or made. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

6.2              Corporate Seal: The Board of Directors shall adopt a seal which shall be circular in form and shall bear the name of the Corporation and the words "SEAL" and "COLORADO" which, when adopted, shall constitute the corporate seal of the Corporation.

6.3              Fiscal Year: The Board of Directors shall, by resolution, adopt a fiscal year for this Corporation.

6.4              Gender: The masculine gender is used in these Bylaws as a matter of convenience only and shall be interpreted to include the feminine and neuter genders as the circumstances indicate.

6.5              Amendment of Bylaws: These Bylaws may at any time and from time to time be amended, supplemented or repealed and new Bylaws adopted by a majority of the directors present at any meeting of the Board of Directors of the Corporation at which a quorum is present.

6.6              Emergency Bylaws: The Board of Directors may adopt emergency Bylaws operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in these Bylaws or in the Articles of Incorporation of the Corporation or in the Colorado Corporation Code. Emergency Bylaws so adopted shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall hold any officer, director or employee acting in accordance with emergency Bylaws so adopted liable except for willful misconduct with regard to any action taken prior to the time of such repeal or change.